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                                                                 EXHIBIT 4.2 (c)
                                                                  EXECUTION COPY

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                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of March 25, 1996

                                  by and among

                                EKCO GROUP, INC.

                       THE GUARANTORS (as defined herein),

                                       and


                            BEAR, STEARNS & CO. INC.

                                       and

                                SMITH BARNEY INC.






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                  This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March 25, 1996, by and among Ekco Group, Inc., a Delaware corporation (the "COMPANY"), the Guarantors (as defined herein) and Bear, Stearns & Co. Inc. ("Bear Stearns") and Smith Barney Inc. ("Smith Barney" and, together with Bear Stearns, the "PURCHASERS"), who have agreed to purchase the Company's 9 1/4% Senior Notes due 2006 (the "INITIAL SECURITIES") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated March 20, 1996 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Purchasers. In order to induce the Purchasers to purchase the Initial Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in
Section 2 of the Purchase Agreement.

                  The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  ACT:  The Securities Act of 1933, as amended.

                  BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

                  BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

                  BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Exchange Securities that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Initial Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Initial Securities acquired directly from the Company or any of its affiliates).


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                  CLOSING DATE:  The date hereof.

                  COMMISSION:  The Securities and Exchange Commission.

                  CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company and the Guarantors to the Trustee under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities tendered by Holders thereof pursuant to the Exchange Offer.

                  DAMAGES PAYMENT DATE: With respect to the Initial Securities, each Interest Payment Date.

                  EFFECTIVENESS TARGET DATE:  As defined in Section 5.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  EXCHANGE OFFER: The registration by the Company and the Guarantors under the Act of the Exchange Securities pursuant to the Exchange Offer Registration Statement pursuant to which the Company and the Guarantors shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                  EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.



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                  EXCHANGE SECURITIES: The Company's 9 1/4% Senior Notes due
2006 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Initial Securities covered by a Shelf Registration Statement, in exchange for such Initial Securities.

                  EXEMPT RESALES: The transactions in which the Purchasers propose to sell the Initial Securities to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to certain "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3), (5) and (7) of Regulation D under the Act.

                  GUARANTORS: means (i) the Initial Guarantors identified in the following sentence and (ii) any future Guarantors that become Guarantors pursuant to the terms of the Indenture, but excluding any Person whose Guarantee has been released pursuant to the terms of the Indenture and excluding any Unrestricted Subsidiary (as such terms are defined in the Indenture). The Initial Guarantors consist of: B. Via International Housewares, Inc., a Delaware corporation, Cleaning Specialty Company, a Tennessee corporation, Ekco Distribution of Illinois, Inc., a Delaware corporation, Ekco Housewares, Inc., a Delaware corporation, Ekco Manufacturing of Ohio, Inc., a Delaware corporation, Frem Corporation, a Massachusetts corporation, Kellogg Brush Manufacturing Company, a Massachusetts corporation, Woodstream Corporation, a Pennsylvania corporation, and Wright-Bernet Incorporated, an Ohio corporation.

                  HOLDERS:  As defined in Section 2(b) hereof.

                  INDEMNIFIED HOLDER:  As defined in Section 8(a) hereof.

                  INDENTURE: The Indenture, dated as of the Closing Date, among the Company, the Guarantors and Fleet National Bank of Connecticut, N.A., as trustee (the "TRUSTEE"), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  INITIAL SECURITIES: The Company's 9 1/4% Senior Notes due 2006 issued pursuant to the Indenture on the Closing Date.


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                  INTEREST PAYMENT DATE:  As defined in the Indenture and the
Securities.

                  NASD:  National Association of Securities Dealers, Inc.

                  PERSON: An individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  RECORD HOLDER: With respect to any Damages Payment Date, each Person who is a Holder of Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

                  REGISTRATION DEFAULT:  As defined in Section 5 hereof.

                  REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  RESTRICTED BROKER-DEALER: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

                  SECURITIES:  The Initial Securities and the Exchange
Securities.

                  SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.


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                  TIA:  The Trust Indenture Act of 1939, as amended, as in
effect on the date of the Indenture.

                  TRANSFER RESTRICTED SECURITIES: Each of the Initial Securities, until the earliest to occur, with respect to a particular Security, of (a) the date on which such Initial Security is exchanged for an Exchange Security in the Exchange Offer, (b) the date on which such Initial Security has been effectively registered under the Act and has been disposed of in accordance with a Shelf Registration Statement or (c) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act or is salable pursuant to Rule 144(k) under the Act.

                  UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

                  (a) TRANSFER RESTRICTED SECURITIES. The Securities entitled to the benefit of this Agreement are the Transfer Restricted Securities.

                  (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 30 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use their best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest practicable time, but in no event later than 120 days after the Closing Date,
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such


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Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Securities to be made under the state securities or "Blue Sky" laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, except as otherwise provided in Section 6(c)(xi) below, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on an appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Initial Securities that are Transfer Restricted Securities and to permit resales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of Exchange Securities thereunder or the sale of Transfer Restricted Securities pursuant thereto as contemplated by Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement remain in effect.

                  (b) The Company and the Guarantors shall use their best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their best efforts to cause the Exchange Offer to be Consummated on or prior to 45 days after the date on which the Exchange Offer Registration Statement is declared effective, but in no event later than 150 days after the Closing Date.


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                  (c) The Company and the Guarantors shall include a "Plan of
Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Initial Securities (other than Transfer Restricted Securities acquired directly from the Company and the Guarantors) pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                  The Company and the Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated.

                  The Company and the Guarantors shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly


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upon request, and in no event later than two days after such request, at any time during such 180-day period in order to facilitate such resales.

SECTION 4.  SHELF REGISTRATION

                  (a) SHELF REGISTRATION. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), (ii) any Holder of Transfer Restricted Securities shall notify the Company in writing within 10 Business Days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder (other than due solely to the status of such Holder as an affiliate of the Company) or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, or (iii) the Exchange Offer is not Consummated or the Company and the Guarantors determine in good faith, based on the advice of counsel, that the Commission is unlikely to permit Consummation of the Exchange Offer within the time period set forth in Section 3(a) (so long as, in either case, the procedures set forth in Section 6(a) below are being or have been complied with) then the Company and the Guarantors shall (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, (which, if the Commission so allows, may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT")), on or prior to 30 days after the obligation to file such Shelf Registration Statement arises, which Shelf Registration Statement shall provide for resales of (I) all Transfer Restricted Securities in the case of clause (a)(i) or (a)(iii) above and (II) all Transfer Restricted Securities the Holders of which are prohibited from participating in the Exchange Offer or reselling Exchange Securities under clauses (A), (B) or (C) of clause (a)(ii) above, the Holders of which shall have provided the


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information required pursuant to Section 4(b) hereof, and (y) use their best efforts to cause such Shelf Registration Statement to be declared effective on or prior to 120 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. The Company and the Guarantors shall use their best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years (as extended pursuant to Section 6(c)(i)) after the Closing Date, or such shorter period ending when (i) all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold in the manner set forth and as contemplated by such Shelf Registration Statement or (ii) a subsequent Shelf Registration Statement covering all Transfer Restricted Securities has been declared effective by the Commission.

                  (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information specified in item 507 or 508 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such reasonably requested information to the Company.



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SECTION 5.  LIQUIDATED DAMAGES

                  If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "EFFECTIVENESS TARGET DATE"), (iii) the Exchange Offer has not been Consummated on or prior to the date specified for such Consummation in this Agreement or (iv) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded promptly by a post-effective amendment to such Registration Statement that cures such failure (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company will pay to each Holder of Transfer Restricted Securities, for the first 90-day period immediately following the occurrence of such Registration Default, liquidated Damages ("Liquidated Damages") in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Securities constituting Transfer Restricted Securities held by such Holder for so long as the Registration Default continues. The amount of liquidated damages payable to each Holder of Transfer Restricted Securities shall increase by an additional one-half of one percent (0.5%) per annum of the principal amount of Securities constituting Transfer Restricted Securities held by such Holder for each subsequent 90-day period up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of Securities constituting Transfer Restricted Securities held by such Holder, and ceasing to accrue on the date such Registration Default has been cured by, as applicable, the filing, declaration of effectiveness or withdrawal of suspension of effectiveness of the applicable Registration Statement. The obligation of the Company to pay Liquidated Damages pursuant to this Section 5 shall be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors as set forth in Section 11.1 of the Indenture.

                  The Company shall notify the Trustee within two Business Days after (i) each and every Registration De-


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fault and (ii) the date the Registration Default has been so cured. Until the
Trustee and the Paying Agent have received an Officers' Certificate from the Company to the effect that all Liquidated Damages then due have been paid in full, the Company (in respect of any Interest Payment Date) shall pay Liquidated Damages then due by depositing with the Trustee, in trust, for the benefit of the affected Holders of Transfer Restricted Securities, on or before the applicable semi-annual Interest Payment Date, immediately available funds in sums sufficient to pay the Liquidated Damages then due and provide to the Trustee and the Paying Agent a list of Holders entitled to Liquidated Damages together with the amount of cash such Holder is due. The Liquidated Damages amount due shall be payable as additional interest (from funds received pursuant to such deposit) on each Interest Payment Date to the record holder of Transfer Restricted Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture.

                  All obligations of the Company and the Guarantors set forth in the preceding paragraphs that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

                  (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all applicable provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                           (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company and the Guarantors there is a question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company and the Guarantors hereby agree to seek


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         a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for the Initial Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

                           (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement and to its entitlement to Liquidated Damages pursuant to Section 5 of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company and the Guarantors, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or any Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, and (C) it is acquiring the Exchange Securities in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13,
         1988), as


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         interpreted in the Commission's letter to Shearman & Sterling dated
         July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company or an affiliate thereof.

                           (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor the Guarantors have entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of each of the Company's and the Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer and (C) including any other undertaking or representation required by the Commission as set forth in any no-action letter pursuant to clause
         (i) above.

                  (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Trans-


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fer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

                  (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company and the Guarantors shall:

                           (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter. Notwithstanding the foregoing, if (A) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate


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         transaction involving the Company or any of the Guarantors and (B) the
         Company notifies the Holders within two Business Days after the Board of Directors makes such determination, the Company and the Guarantors may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for up to 60 days during the three year period of effectiveness required by Section 4 hereof, but in no event for any period in excess of 30 consecutive days; provided, however, that the three year period referred to in Section 4 hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions;

                           (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been, as applicable, exchanged or sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or


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         amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (E) of the Company's or any Guarantors' determination that, based on the advice of counsel, a post-effective amendment to a Registration Statement would be appropriate. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or "Blue Sky" laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) furnish to the Purchasers, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and none of the Company nor the Guarantors will file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the written receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                           (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably request;

                           (vi) subject to the execution of confidentiality agreements that are reasonably satisfactory to the Company as to the disclosure of any non-public information obtained pursuant to this
         Section 6(c)(vi), make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                           (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company or the Guarantors are notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (viii) furnish to each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (ix) deliver to each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted

         Securities covered by the Prospectus or any amendment or supplement thereto;

                           (x) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                           (A) furnish to each underwriter, if any, upon the
                  effectiveness of the Shelf Registration Statement:

                                    (1) a certificate, dated the date of
                           effectiveness of the Shelf Registration Statement, signed on behalf of the Company by (x) the President or any Executive Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraph (d) of Section 6 of the Purchase Agreement and such other similar matters as the underwriter(s) may reasonably request;

                                    (2) an opinion, dated the date of
                           effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantor, covering matters similar to those set forth in paragraphs (a) and (b) of Section 6 of the Purchase Agreement and such other matters as the underwriter(s) may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantor and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated as of
                           the date of effectiveness of the Shelf Registration Statement from the Company's independent public accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                           Section 6(e) of the Purchase Agreement, without exception;

                           (B) furnish to each selling Holder named in any Shelf
                  Registration Statement or Prospectus, upon the effectiveness of such Shelf Registration Statement, one copy of each of the certificates, opinions and comfort letters delivered to the underwriters pursuant to clauses (A)(1),(2) and (3) above;

                           (C) set forth in full or incorporate by reference in
                  the underwriting agreement in connection with any sale or resale pursuant to such Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (D) deliver such other documents and certificates as
                  may be reasonably requested by the underwriter(s) to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreements entered into by the Company and any Guarantor pursuant to this clause (x).

                  The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s) promptly and if requested by such Persons, shall confirm such advice in writing;

                           (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or "Blue Sky" laws of such jurisdictions as the selling

         Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided that, in connection therewith or as a condition thereof, neither the Company nor any Guarantor shall be required to (i) qualify or register as a foreign corporation in any such jurisdiction, (ii) execute a general or limited consent to service of process in any such jurisdiction, (iii) make any undertaking with respect to the conduct of its business, (iv) subject itself to taxation as a foreign corporation in any such jurisdiction or
         (v) enter into any agreement with any state securities or "Blue Sky" commission or agency, including, without limitation, any agreement to escrow shares of its capital stock;

                           (xii) issue, upon the request of any Holder of Initial Securities covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Securities, having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

                           (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                           (xiv) use their best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                           (xv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                           (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

                           (xviii) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule

         158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                           (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

                  (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) or any notice from the Company and the Guarantors of the existence of any fact of the kind described in Section 6(c)(iii) (B), (C), (D) or (E) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the "ADVICE") by the Company and the Guarantors that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company and the Guarantors, each Holder will deliver to the Company and the Guarantors (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company and the Guarantors shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(B), (C),
(D) and (E) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7.  REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company and the Guarantors, as applicable, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and counsel fees in connection therewith); (ii) all fees and expenses of compliance with federal securities and state securities or "Blue Sky" laws; (iii) all printing expenses of printing (including printing certificates for the Exchange Securities and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company, the Guarantors, and, in accordance with Section 7(b) below, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding anything in this Section 7 to the contrary, the Company shall not be required to pay, in the case of an Underwritten Offering, underwriting discounts and selling commissions, which discounts and commissions shall be borne pro rata by the Holders of Transfer Restricted Securities.

                  The Company and each of the Guarantors will, in any event, bear their respective internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors.

                  (b) In connection with any Registration Statement required by this Agreement, the Company and the Guarantors will reimburse the Purchasers and the Holders of Transfer Restricted Securities the distribution of which is being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements, not to exceed $25,000, of not more than one counsel chosen by the Holders of a majority of the principal amount of such Transfer Restricted Securities.

SECTION 8.  INDEMNIFICATION

                  (a) Each of the Company and the Guarantors, jointly and severally agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each Person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each of their respective directors, officers, employees and agents (any Person referred to above being sometimes hereinafter referred to as an "INDEMNIFIED HOLDER"), against any and all losses, liabilities, claim, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (i) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Holder expressly for use therein or (ii) in a preliminary prospectus if (x) a copy of the Prospectus (as then amended or supplemented) was previously furnished to the Holder but was not sent or given by or on behalf of such Holder to the Person asserting any such loss, claim, damage, liability or expense, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Initial Securities and
(y) the Prospectus (as then amended or supplemented) would have completely corrected such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

                  (b) Each of the Holders severally, and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantors and each Person, if any, who controls the Company or any Guarantor within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their respective directors, officers, employees and agents, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that in no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total amount of the proceeds received by such Holder with respect to its sale of Initial Securities exceeds (i) the amount paid by such Holder for such Initial Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity will be in addition to any liability which such Holder may otherwise have, including, under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expens-es of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the Company, any Guarantor or any Holder or is insufficient to hold harmless a party indemnified thereunder, the Company, the Guarantors and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than any Indemnified Holders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, any Guarantor and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by (i) the Company and the Guarantors, on the one hand, from the offering of the Initial Securities and (ii) any such Holder (and its related Indemnified Holder), on the other hand, from its sale of Initial Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on the one hand, and such Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the

Company and the Guarantors, on the one hand, and any Holder, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Initial Securities (net of discounts but before deducting expenses) received by the Company and the Guarantors and (y) the total proceeds received by such Holder upon its sale of Initial Securities which otherwise would give rise to the indemnification obligation, respectively. The relative fault of the Company and the Guarantors, on the one hand, and of any Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or such Holder or its related Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (1) no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total proceeds received by such Holder with respect to the sale of its Initial Securities exceeds the sum of (A) the amount paid by such Holder for such Initial Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleges omission and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company or such Guarantor, subject in each case to clauses (1) and (2) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

SECTION 9.  RULE 144A

                  The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.  UNDERWRITTEN REGISTRATIONS

                  Anything herein to the contrary notwithstanding, no Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.  SELECTION OF UNDERWRITERS

                  Subject to the Company's consent, for any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that (i) the Company's consent shall not be unreasonably withheld and (ii) the Company shall be deemed to have consented to Bear, Stearns & Co. Inc. and Smith Barney Inc. acting as such investment bankers or managers with respect to such Underwritten Offering. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12.  MISCELLANEOUS

                  (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) NO INCONSISTENT AGREEMENTS. None of the Company nor any of the Guarantors will on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or any of the Guarantors' securities under any agreement in effect on the date hereof.

                  (c) ADJUSTMENTS AFFECTING THE SENIOR NOTES. Neither the Company nor any of the Guarantors will take any action, or voluntarily permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                  (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered pursuant to the Shelf Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered pursuant to the Shelf Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered, as applicable.

                  (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                           (ii) if to the Company or the Guarantors:

                                Ekco Group, Inc.
                                98 Spit Brook Road
                                Nashua, New Hampshire 03062
                                Telecopier No.: (603) 888-1427
                                Attention: Chief Financial Officer

                                with a copy to:

                                Ekco Group, Inc.
                                98 Spit Brook Road
                                Nashua, New Hampshire 03062
                                Telecopier No.:  (603) 888-1427
                                Attention: General Counsel

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed;

when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF. THE COMPANY AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD IN ANY SUCH NEW YORK STATE OR FEDERAL COURT. NOTHING HEREIN SHALL BE CONSTRUED TO PREVENT OR IMPAIR THE RIGHT OF ANY INITIAL PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER JURISDICTION.

                  (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) ENTIRE AGREEMENT. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             EKCO GROUP, INC.


                                             By:    /s/ John T. Haran
                                                  ----------------------------
                                                  Name:  John T. Haran
                                                  Title: Vice-President
                                                         and Treasurer

GUARANTORS:

B. VIA INTERNATIONAL                         CLEANING SPECIALTY COMPANY
  HOUSEWARES, INC.


By:   /s/ John T. Haran                       By:   /s/ John T. Haran
    ------------------------------                ----------------------------
    Name:  John T. Haran                          Name:  John T. Haran
    Title: Vice-President                         Title: Vice-President
           and Treasurer                                 and Treasurer


EKCO DISTRIBUTION                            EKCO HOUSEWARES, INC.
  OF ILLINOIS, INC.


By:   /s/ John T. Haran                      By:    /s/ John T. Haran
    ------------------------------                ----------------------------
    Name:  John T. Haran                          Name:  John T. Haran
    Title: Vice-President                         Title: Vice-President
           and Treasurer                                 and Treasurer



EKCO MANUFACTURING OF                         FREM CORPORATION
  OF OHIO, INC.


By:   /s/ John T. Haran                       By:   /s/ John T. Haran
    ------------------------------                ----------------------------
    Name:  John T. Haran                          Name:  John T. Haran
    Title: Vice-President                         Title: Vice-President
           and Treasurer                                 and Treasurer

KELLOGG BRUSH MANUFACTURING                   WOODSTREAM CORPORATION
  CO.


By:   /s/ John T. Haran                       By:   /s/ John T. Haran
    ------------------------------                ----------------------------
    Name:  John T. Haran                          Name:  John T. Haran
    Title: Vice-President                         Title: Vice-President
           and Treasurer                                 and Treasurer



WRIGHT-BERNET INC.


By:   /s/ John T. Haran
    ------------------------------
    Name:  John T. Haran
    Title: Vice-President
           and Treasurer



BEAR, STEARNS & CO. INC.                      SMITH BARNEY INC.



By:   /s/ J. Andrew Bugas                      By:  /s/ John B. Phillips, Jr.
    ------------------------------                ----------------------------
    Name:  J. Andrew Bugas                        Name:  John B. Phillips, Jr.
    Title: Senior Managing Director               Title: Director